UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2005
Date of report (date of earliest event reported)

COST-U-LESS, INC.
(Exact name of registrant as specified in its charter)

Washington	0-24543	91-1615590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3633 136th Place SE, Suite 110
Bellevue, Washington 98006
(Address of principal executive offices)(Zip code)

(425) 945-0213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 11, 2005, Cost-U-Less Cayman Holdings, a Cayman Islands company and wholly-owned subsidiary of Cost-U-Less, Inc., entered into a shareholders agreement with the proposed minority owners of a new company formed for the purpose of operating a wholesale and retail store under the Cost-U-Less name in the Cayman Islands.

     As previously announced, Cost-U-less has been granted approval from the Cayman Islands Trade and Business Licensing Board to operate a retail and wholesale business through a controlled subsidiary organized in the Cayman Islands. This is the first in a series of steps that must be taken before a store operating under the Cost-U-Less name could be opened in the Cayman Islands. The press release announcing the approval is attached hereto as Exhibit 99.1.

     The license allows Cost-U-Less to operate as a majority owner of a new company formed for the purpose of operating a store in the Cayman Islands. Cost-U-Less continues to negotiate a lease for the new store, and other building and operational permits and approvals have yet to be applied for and obtained.

     Cost-U-Less does not have an approximate timing as to when a new store would open in the Cayman Islands, but expects that it will take twelve to eighteen months once the permitting, approval and lease process is complete.

     The shareholders agreement is dated as of July 11, 2005, between Cost-U-Less Cayman Holdings (“CCH”), Cayman Drug Limited (“Cayman Drug”), Naul Bodden, Robert Bodden, and Cayman Cost-U-Less Limited (“Cayman Cost-U-Less”), and relates to the ownership and control of Cayman Cost-U-Less, the Cayman Islands company formed to operate a Cost-U-Less store in the Cayman Islands.

     Under the agreement, CCH will own sixty percent (60%) of Cayman Cost-U-Less and has the right to appoint all of its directors. Cayman Cost-U-Less may obtain financing from third party lenders, CCH or Cayman Drug to fund its operations. CCH may be required to contribute up to $1.25 million in cash, or inventory and property having that value, to Cayman Cost-U-Less if certain conditions have been met, including Cayman Cost-U-Less negotiating a lease for the store, constructing the store, obtaining all required building and operating permits to operate the store, and receiving approval to acquire and operate Cayman Drug’s existing pharmacy business. CCH will have the right to purchase all of the shares of Cayman Cost-U-Less held by Cayman Drug upon the occurrence of certain events.

     CCH may terminate the shareholders agreement if Cayman Cost-U-Less has not entered into a lease for the new store on terms acceptable to CCH by April 11, 2006, or if, subject to certain conditions, the store has not opened by July 11, 2007.

Item 9.01 Financial Statements and Exhibits.

     (c)           Exhibits.

Exhibit No.	Description
99.1	Press release of Cost-U-Less, Inc., dated July 8, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cost-U-Less, Inc.

Dated: July ___, 2005	By:	/s/ Martin P. Moore
Name: Martin P. Moore Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Cost-U-Less, Inc., dated July 8, 2005